Exhibit 99.1

Numerex Corp. Contact: Alan Catherall 770 485-2527
Investor Relations Contact: Seth Potter 646 277-1230
Press Release
For Immediate Release
Numerex Announces $10 Million Credit Facility and
$30 Million Shelf Registration
ATLANTA, GA April 26, 2011—Numerex Corp (NASDAQ:NMRX), a leading provider of business services, technology, and products for the worldwide machine-to-machine (M2M) market, today announced that it has increased its revolving credit facility with Silicon Valley Bank to $10 million and, in a separate transaction executed on the same day, the filing of a $30 million universal shelf registration statement.
“We are very pleased with Silicon Valley Bank’s support and the confidence they have exhibited in the Company and in our M2M business model,” stated Alan Catherall, CFO of Numerex. “With this expanded credit facility and the shelf filing, we have better positioned Numerex to take advantage of strategic opportunities, if and when they arise. At the present time, we have no specific plans to issue securities under the registration statement.”
The Company has amended its existing credit facility with Silicon Valley Bank to increase the revolving line of credit by $5 million to a total of $10 million with a new 4-year term that will be available for general working capital needs and issuance of letters of credit. “We expect that the M2M sector will exhibit strong future growth so we’re pleased to be in a position to assist Numerex with an expanded revolving line of credit,” said Andy Rico of Silicon Valley Bank in Atlanta. “The additional flexibility this financing provides will help Numerex achieve its growth goals and we wish them ongoing success.”
Numerex also announced, today, the filing of a universal shelf registration statement on Form S-3 with the Securities and Exchange Commission (“SEC”). When the registration statement is declared effective by the SEC, Numerex will be able to offer and sell up to $30 million of equity securities as described in the registration statement. The terms of any offering under the shelf registration statement will be determined at the time of offering. Proceeds from the sale of any securities will be used for the purposes described in a prospectus supplement filed at the time of an offering.
The registration statement has been filed with the SEC but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under securities laws of any such state or jurisdiction. Any offering of these securities will be made solely by means of a prospectus and an accompanying prospectus supplement relating to that offering.
About Numerex
Numerex Corp (NASDAQ:NMRX) is a leading provider of business services, technology, and products used in the development and support of machine-to-machine (M2M) solutions for the enterprise and government markets worldwide. The Company offers Numerex DNA® that includes hardware and smart Devices, cellular and satellite Network services, and software Applications that are delivered through Numerex FAST™ (Foundation Application Software Technology). Customers typically subscribe to device management, network, and application services through hosted platforms. Business services enable the development of efficient, reliable, and secure solutions while simplifying and speeding up deployment through streamlined processes and comprehensive integration services. Numerex is ISO 27001 information security-certified. “Machines Trust Us®” represents the Company’s focus on M2M data security, service reliability, and round-the-clock support of its customers’ M2M solutions. For additional information, please visit www.numerex.com.

This press release contains, and other statements may contain, forward-looking statements with respect to Numerex future financial or business performance, conditions or strategies and other financial and business matters, including expectations regarding growth trends and activities in the wireless data business. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “strategy,” “plan,” “outlook,” “outcome,” “continue,” “remain,” “trend,” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may,” or similar expressions. Numerex cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. These forward-looking statements speak only as of the date of this press release, and Numerex assumes no duty to update forward-looking statements. Actual results could differ materially from those anticipated in these forward-looking statements and future results could differ materially from historical performance.
###